Exhibit 10.1

Share Purchase Framework Agreement

Share Purchase Framework Agreement

This share purchase framework agreement (hereinafter referred to as this “Agreement”) is entered into this 22nd day of October 2014 in Shanghai by and among the following three parties:

Party A (as Purchaser): SPI Solar Power Suzhou Co., Ltd.

Party B (as Seller):ZhongNeng GuoDian Green Ecological Cooperation and Development Jiangsu Co., Ltd.

Party C (as Target Company): ZhongNeng GuoDian New Energy Development and Investment Jiangsu Co., Ltd.

After friendly negotiations, by adhering to the principle of cooperation and mutual benefit, the parties hereto have reached agreement as follows with respect to the share purchase contemplated hereunder:

Purchaser

SPI Solar Power Suzhou Co., Ltd. or an affiliate designated by it. The Purchaser intends to acquire shares in the Target Company (hereinafter referred to as the “Transaction").  For the purpose of this Agreement, the term “Affiliate” means, with respect to any specified person, any other company or entity which controls, is controlled by, or under common control with such person, whether directly or indirectly.

Seller	ZhongNeng GuoDian Green Ecological Cooperation and Development Jiangsu Co., Ltd. The Seller owns 100% shares in the Target Company.
Target Company

ZhongNeng GuoDian New Energy Development and Investment Jiangsu Co., Ltd.

Established on July 2, 2014, the Target Company is 100% owned by the Seller. The Target Company has a registered capital/paid-in capital of RMB50,000,000, with its legal representative being Tian Dechun(田德春), and its registered address being at 12 Zhoudong Road, Jiangning District, Nanjing. The scope of business of the Target Company consists of investment in, development of and management of photovoltaic power plants, wind farms and waste-to-energy plants; and research and development, manufacture and marketing of new energy power equipment; and (business activities requiring regulatory approvals under applicable laws subject to the receipt of such approvals from competent governmental authorities).

As of the date hereof, the Target Company has established certain project companies in China as set forth on the list attached hereto as Annex I (collectively the “Project Companies”). By this Transaction, the Purchaser intends to acquire 100% of the shares in the Target Company.

Approvals required for the execution of this Agreement

At the execution of this Agreement, the Purchaser confirms that it has obtained all the internal approvals and consents required for the consummation of the Transaction, other than the approval by its shareholder meeting to the issuance of shares as consideration for the shares to be acquired.

At the execution of this Agreement, both the Seller and the Target Company confirm that each of the Seller and the Target Company has received all the internal approvals and consents required for the consummation of the Transaction.

Share Purchase Framework Agreement

Terms of the Definitive Agreements

The Seller and the Purchaser agree that the definitive legal documents to be executed in relation to the acquisition of the Target Company as contemplated hereunder shall be consistent with the substance and principles set forth in this Agreement.

Undertakings of Party B

The registered capital of the Target Company shall have been paid up in full.

Within five business days as of the execution of a certain equity transfer agreement by the Purchaser with the relevant shareholders of the six Project Companies (as set forth on Annex I) established by the Target Company, the parties hereto shall enter into an equity transfer agreement in relation to the Target Company in which the parties hereto shall agree on the specific conditions for the transfer of the shares in the Target Company as contemplated hereunder.

Purchase Price Payment Terms

The Purchaser shall acquire 100% of the shares in the Target Company at an aggregate purchase price of RMB100,000,000 (the “Purchase Price”), in consideration of which, it shall be issued corresponding number of shares of Solar Power Inc., of which (i) the number of shares of Solar Power Inc. that the Seller shall receive at the closing of the purchase and sale of the 49% of the shares in the Target Company, shall be determined based on the closing price of the shares of Solar Power Inc. on October 22, 2014; and (ii) the number of shares of Solar Power Inc. that the Seller shall receive at the closing of the sale and purchase of the 51% of the shares in the Target Company, shall be determined based on the average price of the shares of Solar Power Inc. during the five trading days prior to such closing. The specific steps for the conducting of each such closing shall be set forth in an equity transfer agreement to be entered into by and among the parties hereto by then.

Default Liability

In the event that for whatever reason the Seller fails to execute any equity transfer agreement within the applicable time limit agreed herein, the Purchaser shall have the right to terminate this Agreement, in which case, the Seller shall refund in full the principal of any and all of the amounts that have been paid by the Purchaser by then, together with any interest accrued thereon at the benchmark annual interest rate for loans of the same tenor published by the People’s Bank of China. In the event that the Purchaser fails to execute any equity transfer agreement within the applicable time limit agreed herein, the Seller shall have the right to terminate this Agreement, in which case, the Seller shall refund in full the principal of any and all of the amounts that have been paid by the Purchaser by then.

Share Purchase Framework Agreement

Confidentiality

The fact that this Agreement exists, the terms and conditions described herein, and any information furnished in connection with the due diligence investigation, shall constitute confidential information (the “Confidential Information”). The parties hereto agree that none of the parties hereto may use or disclose to any third party any Confidential Information, except in connection with the audit (review), valuation, negotiations in relation to and the implementation of the Transaction, or as required by any competent government authorities, ministries or stock exchanges.

Any disclosure of this Agreement shall require the written confirmation from all parties hereto.

Taxes and Expenses	Each party hereto shall be responsible for its own taxes and expenses incurred in connection with this Agreement.
Additional Provisions

The Purchase Price for the purchase of the shares in the Target Company shall be calculated separately and not cover any equity interests in the six projects in progress as set forth in Annex I. In principle, the price of purchase of the shares in the Target Company shall be dealt with after the completion of the transaction related to the six projects under construction .

Miscellaneous

(1) This Agreement shall be governed by the laws of People’s Republic of China.

(2) Any dispute arising from this Agreement shall first be resolved through friendly consultations among the parties hereto. In case of a dispute that fails to be settled through such consultations, any party may institute legal proceedings before a competent court located in the place where such party is domiciled.

(3) This Agreement shall be signed and sealed by all the parties hereto, and shall be executed in six counterparts with equal legal force, two for each party.

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Share Purchase Framework Agreement

Signature Page to the Share Purchase Framework Agreement

Party A: SPI Solar Power Suzhou Co., Ltd.

Legal Representative or Authorized Representative：(affixed with company seal)

Dated: October 22, 2014

Party B: ZhongNeng GuoDian Green Ecological Cooperation and Development Jiangsu Co., Ltd.

Legal Representative or Authorized Representative：(affixed with company seal)

Dated: October 22, 2014

ZhongNeng GuoDian New Energy Development and Investment Jiangsu Co., Ltd.

Legal Representative or Authorized Representative：(affixed with company seal)

Dated: October 22, 2014

Share Purchase Framework Agreement

Annex I

Item No.	Project Location	Capacity	Name of the Project Company
1	Linxi County, Chifeng Municipality	40MW	Inner Mongolia ZhongNeng Guodian New Energy Technology Co., Ltd.（内蒙古中能国电新能源科技有限公司）
2	Kezuo County, Inner Mongolia	60MW	GuoDian KezuoZhong County Photovoltaic Power Co., Ltd.（国电科左中旗光伏发电有限公司）
3	Shangdu County, Inner Mongolia	50MW	GuoDian Shangdu County No. 2 Photovoltaic Power Co., Ltd.(国电商都县第二光伏发电有限公司)
4	Chayou, Inner Mongolia	30MW	GuoDian Chahaer Youyiqian County No. 2 Photovoltaic Power Co., Ltd.(国电察哈尔右翼前旗第二光伏发电有限公司)
5	Tianyun, Zhongwei	130MW	Zhongwei Municipal Tianyun New Energy Technology Co., Ltd. （中卫市天云新能源科技有限公司）
6	Baiwu Town, Yanyuan County, Liangshan Prefecture	50MW	Sichuan Zhongwei New Energy Technology Co., Ltd.（四川中为新能源科技有限公司）